Exhibit 24.2

ALLY WHOLESALE ENTERPRISES LLC

CERTIFICATION

I, DONNA M. DICICCO, an Assistant Secretary of Ally Wholesale Enterprises LLC, a Delaware limited liability company (the Company), do hereby certify that the following resolutions, excerpted from the minutes of the Board of Directors of the Company, were duly adopted by the Board of Directors by Unanimous Consent to Action dated December 21, 2018, and remain in full force and effect unamended on the date hereof:

RESOLVED, That it is hereby provided that each of the members of the Board of Directors and each of the officers of the Company are authorized, but not required, to sign the registration statement on Form SF-3 initially filed on November 14, 2018 (the “New Shelf Registration Statement”) and each member of the Board of Directors and each officer of the Company signing the New Shelf Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute the New Shelf Registration Statement, future amendments thereto and other documents relating to the New Shelf Registration Statement; and further

RESOLVED, That any and all acts necessary to effect the filing of the New Shelf Registration Statement authorized by these resolutions but performed prior to their adoption are ratified and approved.

IN WITNESS WHEREOF, I have hereunto set my hand and caused this Certificate to be delivered this 4th day of January, 2019.

/s/ Donna M. DiCicco
Name: Donna M. DiCicco
Title: Assistant Secretary